Exhibit 1.1

EXECUTION VERSION

$375,000,000

COTT BEVERAGES INC.

8.125% SENIOR NOTES DUE 2018

PURCHASE AGREEMENT

August 12, 2010

DEUTSCHE BANK SECURITIES INC.

As Representative of the several

    Initial Purchasers named in Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Cott Beverages Inc., a Georgia corporation (the “Issuer”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $375,000,000 in aggregate principal amount of its 8.125% Senior Notes due 2018 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Issuer, the Guarantors (as defined below) and HSBC Bank USA, as trustee (the “Trustee”). The Issuer’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by Cott Corporation, a Canadian corporation (the “Company” or the “Parent Guarantor”) and by each of the guarantors listed in Schedule II hereto (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). As used herein, the term “UK Guarantors” shall mean Cott Beverages Limited, Cott Retail Brands Limited, Cott Limited, Cott Europe Trading Limited, Cott Private Label Limited, Cott Nelson (Holdings) Limited and Cott (Nelson) Limited. As used herein, the term “Canadian Guarantors” shall mean 156775 Canada Inc., 967979 Ontario Limited, 804340 Ontario Limited and 2011438 Ontario Limited. As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Issuer by the Initial Purchasers.

The proceeds from the sale of the Notes will be used to pay a portion of the purchase price and related fees and expenses for the acquisition (the “Acquisition”) by the Company, through its subsidiary Cliffstar LLC (“Purchaser Sub”), of substantially all of the assets and liabilities of Cliffstar Corporation, its wholly owned subsidiaries Star World Trading Company, ShanStar Biotech, Inc., Harvest Classic LLC and its majority owned subsidiary Star Real Property LLC (collectively, “Cliffstar”) (such assets and liabilities being referred to herein as the “Acquired Business”), pursuant to an Asset Purchase Agreement, dated as of July 7, 2010, among the

Company, Purchaser Sub, Cliffstar and Stanley A. Star, solely in his capacity as the sellers’ representative. For purposes of this Agreement, the parties expressly acknowledge and agree that the Acquired Business shall not be treated as if it was owned by the Company as of the date hereof, and for the purposes of any representations and warranties of the Company contained in this Agreement, “subsidiaries” shall not be deemed to refer to Cliffstar, unless otherwise specified; provided, however, that the parties expressly acknowledge and agree that, for purposes of any certificate required under Section 7(k) hereof and for the purposes of the representations and warranties of the Company contained in this Agreement being confirmed to be true and correct by such certificate as of the Closing Date, the Acquired Business shall be treated as if it was owned by the Company as of the Closing Date; provided, further, that as of the Closing Date “Material Subsidiaries,” as defined in Section 2(c) hereof, shall include Purchaser Sub and any of its subsidiaries.

Concurrently with the offering and sale of the Notes by the Issuer pursuant to the terms of this Agreement, the Company is offering, in an offering (the “Concurrent Equity Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”) and qualified under the applicable securities laws of each of the provinces of Canada except Quebec, and by means of a prospectus supplement and related prospectus, 11,600,000 shares of the Company’s common shares, no par value (the “Common Shares”). The Representative is also acting as the representative of the underwriters (collectively, the “Common Shares Underwriters”) in the Concurrent Equity Offering. The Company has granted the Common Share Underwriters an option to purchase up to 1,740,000 additional shares of Common Shares to cover over-allotments, if any. The Company and the Common Shares Underwriters will be entering into an underwriting agreement with respect to the Concurrent Equity Offering.

On or prior to the Closing Date (as defined herein), the Company and the Issuer will be amending or refinancing their existing asset based lending facility pursuant to the Credit Agreement, to be dated on or about the Closing Date, among the Company, the Issuer, Cott Beverages Limited (“Cott Beverages”) and Cliffstar LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and administrative collateral agent, and certain other loan parties and lenders party thereto (the “Amended and Restated Credit Agreement”).

The closing of the offering of the Notes upon the terms and subject to the conditions set forth herein is contingent upon the simultaneous closing of the Concurrent Equity Offering, the simultaneous or prior closing of the Amended and Restated Credit Agreement and the simultaneous closing of the Acquisition.

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act, in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Issuer and the Guarantors have prepared a preliminary offering memorandum, dated August 4, 2010 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated August 12, 2010 (the “Offering Memorandum”), setting forth information regarding the Issuer, the Guarantors, the Notes, the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package.” The Issuer and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 10:42 a.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Issuer that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers.”

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Issuer, the Guarantors and the Initial Purchasers to be dated the Closing Date. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act relating to the Issuer’s 8.125% Senior Notes due 2018 (the “Exchange Notes”) and the Guarantors’ exchange guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer.”

2. Representations, Warranties and Agreements of the Company, the Issuer and the Subsidiary Guarantors. The Company, the Issuer and each of the Subsidiary Guarantors, jointly and severally, represent, warrant and agree as follows:

(a) The Offering. (i) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Issuer or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(ii) Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(iii) No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Issuer, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Issuer and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(iv) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Issuer, the Guarantors or any of their respective representatives (other than you, as to whom the Issuer and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Issuer, any affiliate of the Issuer and any person acting on its or their behalf (other than you, as to whom the Issuer and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(v) Neither the Issuer, any Guarantor nor any other person acting on behalf of the Issuer or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Issuer and the Guarantors will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Issue or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Issuer by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(vi) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(vii) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Issuer and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuer or any of the Guarantors is contemplated.

(viii) The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuer through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(ix) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(x) The Issuer has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV.

(xi) Each Free Writing Offering Document listed in Schedule IV(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Issuer through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(xii) Neither the Issuer nor the Guarantors have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Guarantors to facilitate the sale or resale of the Notes.

(xiii) Immediately after the issuance and sale of the Notes, each of the Company, the Issuer and the Subsidiary Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company, the Issuer or the Subsidiary Guarantors, as applicable, are not less than the total amount required to pay the probable liabilities of the Company, the Issuer or the Subsidiary Guarantors, as applicable, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company, the Issuer or the Subsidiary Guarantors, as applicable, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Company, the Issuer or the Subsidiary Guarantors, as applicable, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) neither the Company, the Issuer nor the Subsidiary Guarantors are engaged in any business or transaction, and are not about to engage in any business or transaction, for which its respective property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company, the Issuer or the Subsidiary Guarantors, as applicable, are engaged, and (v) neither the Company, the Issuer nor the Subsidiary Guarantors, are a defendant in any civil action that would result in a judgment that the Company, the Issuer or the Subsidiary Guarantors, as applicable, is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) Exchange Act Reports. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Power and Authority. The Company, the Subsidiary Guarantors and each of the Material Subsidiaries (as defined below) has been duly incorporated, continued or amalgamated, as the case may be, and organized and is existing under the laws of its respective jurisdiction of incorporation, continuance or amalgamation and has all requisite corporate power, capacity and authority to carry on its business as now conducted or contemplated to be conducted and to own, lease and operate its property and assets and, in the case of the Company, the Issuer and the Subsidiary Guarantors, to execute, deliver and perform its obligations hereunder. The Company, the Subsidiary Guarantors and each of the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign or extra-provincial corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below). “Material Subsidiaries” mean, collectively, and subject to the second paragraph of this Agreement, Cott Beverages Limited, Cott Beverages Inc., Northeast Retailer Brands LLC and Cott Nelson (Holdings) Limited.

(d) Corporate Action. All necessary corporate action has been taken by the Issuer and each Guarantor to authorize the issuance, sale and delivery of the Notes on the terms set forth in this Agreement and, upon payment therefor, the Notes will be validly issued and outstanding as fully paid and non-assessable.

(e) The Offering Documents.

(i) The Indenture. The Issuer and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Issuer and each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought. No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(ii) The Notes. The Issuer has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Issuer and, when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought. The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(iii) The Exchange Notes. The Issuer has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Issuer and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(iv) The Guarantees. Each Guarantor has all requisite corporate power and authority to issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought. The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(v) The Exchange Guarantees. Each Guarantor has all requisite corporate power and authority to issue and perform its obligations under the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(vi) The Registration Rights Agreement. The Issuer and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Issuer and each Guarantor and, when executed and delivered by the Issuer and each Guarantor in accordance with the terms thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Issuer and each Guarantor in accordance with the terms thereof, enforceable against the Issuer and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(vii) This Agreement. The Issuer and each Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Issuer and each Guarantor.

(f) No Violation or Default. The issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Issuer and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not:

(i) result in any violation of any of the provisions of the constating documents, by-laws or any resolutions of the directors (or committees of directors) or shareholders of the Company or any of its subsidiaries;

(ii) conflict with, or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any encumbrance on the property or assets of the Issuer, the Guarantors or any of their subsidiaries pursuant to the terms of any agreement, indenture, hypothec, deed of trust or instrument to which the Issuer, the Guarantors or any of their subsidiaries is a party or by which the Issuer, the Guarantors or any of their subsidiaries is bound or to which any of the property or assets of the Issuer, the Guarantors or any of their subsidiaries is subject, except where such breach, violation, default or encumbrance would not have a material adverse effect on the assets, properties, business, affairs, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries on a consolidated basis (a “Material Adverse Effect”); or

(iii) result in any violation of any statute or any order, rule or regulation of any (A) court or (B) any (1) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (2) any subdivision or authority of any of the foregoing; (3) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (4) any arbitrator exercising jurisdiction over the affairs of the applicable person, asset, obligation or other matter (collectively, a “Governmental Body”) having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries, except where such violation would not have a Material Adverse Effect.

(g) Consent of Governmental Body, etc. No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Body is required for the issuance and sale of the Notes and the Guarantees, the execution, delivery and performance by the Issuer and each of the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for the filing of a registration statement by the Issuer with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

(h) Voting. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, to the knowledge of the Company, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company or any of its subsidiaries.

(i) No Pre-Emptive Rights. No person, firm or corporation (except for the Initial Purchasers hereunder) has, or will have at the Closing Date, any agreement or any option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company, the Issuer or the Subsidiary Guarantors, or issuance of, or subscription for, any securities of the Company, the Issuer or the Subsidiary Guarantors, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum or as may be granted pursuant to the Company’s existing stock incentive plans, stock purchase or similar plans offered to directors, officers and employees in the ordinary course of business or where the existence of such agreement, option, right or privilege, whether or not exercised, would not have a Material Adverse Effect.

(j) Subsidiaries. Other than the Material Subsidiaries, the Company has no subsidiaries which (i) hold in excess of 5% of the consolidated assets of the Company as at the date of its most recently completed financial year end, (ii) earned in excess of 5% of the consolidated revenue or income of the Company during its most recently completed financial year, or (iii) are otherwise material to the business of the Company. The subsidiaries which are not Material Subsidiaries (i) do not in the aggregate hold in excess of 10% of the consolidated assets of the Company as at the date of the most recently completed financial year end, or (ii) do not earn in the aggregate in excess of 10% of the consolidated revenue or income of the Company during its most recently completed financial year. The Company’s direct or indirect ownership interest in each Material Subsidiary is held free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and all such securities have been validly issued and are outstanding as fully paid and non-assessable.

(k) Compliance with Laws. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to, any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances (iii) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, (iv) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and (v) the Employment Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(l) Conduct of Business. The Company and each of its subsidiaries has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business (except where non-compliance with such laws, rules or regulations would not have a Material Adverse Effect), and holds all licenses, permits, registrations and qualifications which are material to the Company and its subsidiaries on a consolidated basis in all jurisdictions in which it carries on business to carry on its business as now conducted and as presently proposed to be conducted and all such licenses, registrations or qualifications are valid and existing and in good standing except where such invalidity or inexistence would not have a Material Adverse Effect.

(m) Licenses and Permits. The Company and each of its subsidiaries possess all licenses, permits, franchises, certificates, registrations and authorizations necessary to conduct their business and own their property and assets and are not in default or breach of any of the foregoing, except for failures to possess, defaults or breaches which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, all such licenses, permits, franchises, certificates, registrations or authorizations are renewable on terms or conditions that would not reasonably be expected to have a Material Adverse Effect and no proceeding is pending or threatened to revoke or limit any of the foregoing.

(n) No Violation or Default. No event of default, and no event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any agreement or instrument relating to the indebtedness for borrowed money of the Company or any of its subsidiaries and no default under any agreement to which the Company or any of its subsidiaries is a party will occur as a result of the entering into of this Agreement or the performance by the Issuer and each Guarantor of its obligations thereunder, which event of default or default would have a Material Adverse Effect.

(o) Litigation. Except as is disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no action, suit, proceeding or inquiry before any court, Governmental Body, pending or to the Company’s knowledge threatened, to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to negatively affect the performance by the Issuer and each of the Guarantors of the performance of this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby.

(p) Cease Trade Orders. No Governmental Body has issued any order preventing or suspending the trading of the Company’s securities, the use of the Pricing Disclosure Package or the Offering Memorandum or the issuance and sale of the Notes and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority.

(q) Tax. The Company and each of its subsidiaries have filed all federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all applicable taxes and all assessments received by them to the extent that the same have become due, except where, in any such case, the failure to make such filing or payment would not have a Material Adverse Effect and except for those taxes and assessments that are currently being challenged and for which a reserve has been taken. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect. There are no proposed additional tax assessments against the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(r) Authorized Capital. The authorized and issued share capital of the Company is as set out in the Pricing Disclosure Package and the Offering Memorandum and all securities of the Company described in the Pricing Disclosure Package and the Offering Memorandum as having been issued have been validly issued and are outstanding as fully paid and non-assessable.

(s) Financial Information. The Financial Information (as defined below) contained, or incorporated by reference, in the Pricing Disclosure Package and the Offering Memorandum, together with the notes thereto, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and present fairly, in all material respects, the financial condition and the results of operations, changes in shareholders equity, and cash flow of the business as at the dates and for the periods referred to in those financial statements. “Financial Information” means any financial statement, auditors’ reports, accounting data and other numerical data contained in the Pricing Disclosure Package or the Offering Memorandum or any document incorporated by reference therein.

(t) Company Financial Statements. The consolidated financial statements of the Company, together with the related notes, included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The data set forth under the captions “Summary Unaudited Pro Forma Combined Financial Data,” “Summary Consolidated Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Selected Historical Financial Data” in the Pricing Disclosure Package and the Offering Memorandum presents fairly the information shown therein and has been prepared, in all material respects, on a basis consistent with that of the financial statements presented therein and the books and records of the Company and Cliffstar, as applicable. The unaudited pro forma condensed combined financial statements and related notes included in the Pricing Disclosure Package and the Offering Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and the assumptions used in preparing the pro forma financial statements included in the Pricing Disclosure Package and the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or circumstances referred to therein, the related pro forma adjustments give effect to those assumptions, and the pro forma columns therein reflect the proper applications of those adjustments to the corresponding historical financial statement amounts.

(u) Cliffstar Financial Statements. The consolidated financial statements of Cliffstar, together with the related notes, included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present the financial condition of Cliffstar as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of Cliffstar.

(v) Auditors. To the Company’s knowledge, (i) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the Company’s financial statements and schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, is an independent public accounting firm with respect to the Company and its subsidiaries (excluding the Acquired Business) within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”); and (ii) Grant Thornton LLP, which has expressed its opinion with respect to Cliffstar’s financial statements and schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, is an independent public accounting firm with respect to Cliffstar within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings.

(w) Market Data. All statistical or market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum is based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(x) Indebtedness. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, for ordinary course trade debt and debt secured by Permitted Liens (as defined below), none of the Company or its subsidiaries has outstanding any bonds, debentures, notes, mortgages or other indebtedness for borrowed money and none of the Company or its subsidiaries has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness for borrowed money. Other than as disclosed in the Pricing

Disclosure Package and the Offering Memorandum, none of the Company or its subsidiaries has given or agreed to give, and is not a party to or bound by, any guarantee of (i) indebtedness, (ii) other obligations of any person or (iii) any other commitment by which any of the Company or its subsidiaries is, or is contingently, responsible for any such indebtedness or other obligations. “Permitted Liens” means (i) Liens (as defined below) for taxes and other obligations owing to Governmental Bodies and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (ii) Liens imposed by Law and incurred in the ordinary course for obligations not yet due or delinquent, (iii) Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, (iv) easements, restrictions and reservations of record, if any, that do not materially detract from the value of or materially impair the use of the property affected, (v) building and zoning by-laws, Laws, ordinances and regulations that do not materially detract from the value of or materially impair the use of the property affected, (vi) Liens securing indebtedness reflected in the Company’s financial statements, and (vii) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfections; and “Liens” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation.

(y) Authorization of the Amended and Restated Credit Agreement. At the Closing Date, the Amended and Restated Credit Agreement will have been duly authorized, executed and delivered by the Issuer, the Company, Cott Beverages and Cliffstar LLC and will constitute a valid and binding agreement of the Issuer, the Company, Cott Beverages and Cliffstar LLC, enforceable against the Issuer, the Company, Cott Beverages and Cliffstar LLC in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) federal and state securities laws and public policy considerations.

(z) Contingent Liabilities. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries do not have any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Financial Information which would reasonably be expected to have a Material Adverse Effect on the condition of the Company.

(aa) Off-Balance Sheet Transactions. Other than as disclosed in the Financial Information, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of its subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its subsidiaries or that would reasonably be expected to be material to an investor in making a decision to purchase the Notes.

(bb) Related Party Matters. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, none of the officers or employees of the Company or any of its subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Company or any of its subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company and its subsidiaries on a consolidated basis.

(cc) Internal Controls. The Company and each of its subsidiaries maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the financial statements to be fairly presented in accordance with GAAP and to maintain accountability for assets; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences; (v) material information relating to the Company and its subsidiaries is made known to those within the Company responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Body, binding on or affecting the Company (collectively, “Law”); and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect the Company’s ability to disclose to the public information required to be disclosed by it in accordance with applicable Law and all fraud, whether or not material, that involves management or employees that have a significant role in the Company’s internal controls have been disclosed to the audit committee of the Company’s board of directors.

(dd) External Controls. (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ee) Indebtedness of Directors, Officers, etc. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, no employee, officer, shareholder, or director (or affiliate of such person) of any of the Company or its Material Subsidiaries is indebted to any of the Company or its subsidiaries nor are any of the Company or its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (i) payment of salary, bonus and other employment or consulting compensation, (ii)

reimbursement for expenses duly incurred in connection with the business, affairs and operations of the Company, and (iii) for other standard employee benefits made generally available to all employees.

(ff) Employment-related Liabilities. Except as described in the Pricing Disclosure Package and the Offering Memorandum, the Company and each of its Material Subsidiaries have satisfied all material obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company and its Material Subsidiaries maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis.

(gg) Pension Plans. Except as described in the Pricing Disclosure Package and the Offering Memorandum, none of the Company or its Material Subsidiaries currently sponsor, maintain, contribute to or have any liability to, nor has ever sponsored, maintained, contributed to or incurred any liability to a “registered pension plan,” a “deferred profit sharing plan” or a “retirement compensation arrangement” as defined under the Income Tax Act (Canada) or any other plan organized and administered to provide pensions for employees.

(hh) Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the best of the Company’s knowledge, is any such dispute threatened, which dispute in either case would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.

(ii) Collective Agreement. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, (a) no collective agreement is currently being negotiated by any of the Company, its subsidiaries or any other person in respect of the Company’s business to the knowledge of the Company, and (b) there are no collective agreements in force with respect to the employees employed in the Company’s business. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, no trade union, employee association or other similar entity has any bargaining rights acquired by certification, voluntary recognition or successor rights with respect to the employees of the Company or its Material Subsidiaries or has applied, or to its knowledge, threatened to apply to be certified as bargaining agent of the employees employed in the Company’s business.

(jj) Compliance with Employment Laws. Each of the Company and its subsidiaries is in compliance in all material respects with all terms and conditions of employment and all Laws respecting employment, including pay equity, wages and hours of work, occupational health and safety, workplace safety and insurance/workers’ compensation and human rights, and there are no outstanding claims, complaints, investigations or orders under any such Laws, other than any such claims, complaints, investigations or orders that, in the aggregate, would not have a Material Adverse Effect.

(kk) Assets. The Company and its subsidiaries have good and marketable title to the property and assets owned by them and hold a valid leasehold interest in all property leased by them, in each case, free and clear of all mortgages, charges and other encumbrances other than those disclosed in the Pricing Disclosure Package and the Offering Memorandum or those which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(ll) Owned Real Property. Except in any such case as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to the real property owned by the Company or its subsidiaries (the “Owned Real Property”), (i) the Company or one of its subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Liens, except for Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(mm) Leased Real Property. Except in any such case as would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to the real property leased or subleased to the Company or its subsidiaries, (i) the lease or sublease for such property is enforceable, and none of the Company or any of its subsidiaries or, to the knowledge of the Company, the landlord, is in breach of or default under such lease or sublease, and no event has occurred that, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (ii) no third party has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(nn) Significant Acquisitions/Dispositions. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, no acquisitions or dispositions have been made by any of the Company or its subsidiaries in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions,” and none of the Company or its subsidiaries are a party to any contract with respect to any transaction that would constitute a “probable acquisition,” in each case which would require disclosure in the Pricing Disclosure Package and the Offering Memorandum.

(oo) Insurance. The Company and its subsidiaries maintain insurance policies with reputable insurers, except where lack of such policies would not have a Material Adverse Effect, against risks of loss of or damage to its properties, assets and business of such types and in such amounts as are customary in the case of entities engaged in the same or similar businesses and the Company and its subsidiaries are not in default with respect to any provisions of such policies and have not failed to give any notice or to present any claim under any such policy in a due and timely fashion, except for such default or failure which would not have a Material Adverse Effect.

(pp) Environmental Matters. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum and except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable Law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(qq) Intellectual Property. The Company and each of its subsidiaries is the absolute owner and, other than as disclosed in the Pricing Disclosure Package and the Offering Memorandum, has the sole and exclusive right to use, or is the licensee, sub-licensee or franchisee, as the case may be, of all material intellectual property used by it in its business. No event has occurred during the registration or filing of, or during any other proceeding relating to, such intellectual property that would make invalid or unenforceable, or negate the right to use any material intellectual property of the Company or its subsidiaries. The conduct of the business of the Company and its subsidiaries and the use of their intellectual property does not infringe, and neither the Company nor any of its subsidiaries has received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or proprietary right of any other person, the infringement of which or the determination of any alleged infringement against the Company or its subsidiaries would reasonably be expected to have a Material Adverse Effect, and the conduct of the business of the Company and its subsidiaries does not include any activity which may constitute passing off.

(rr) No Material Adverse Change. Since July 3, 2010, there has been no material adverse change (actual, anticipated, contemplated or threatened) in the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its subsidiaries considered on a consolidated basis except as reflected in the Financial Information or as otherwise set forth in the Pricing Disclosure Package or the Offering Memorandum, and the business and material property and assets of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(ss) Ordinary Course Business. Except as reflected in the Financial Information or as otherwise set forth in the Pricing Disclosure Package and the Offering Memorandum, since July 3, 2010, the business, affairs and operations of the Company and each of its subsidiaries, considered on a consolidated basis, has been carried on in a manner consistent with the past practices of such business and in the ordinary course of the normal day-to-day operations of such business.

(tt) Books and Records. The minute books and corporate records of the Company and its Material Subsidiaries made available to Shearman & Sterling LLP, counsel to the Underwriters, or their local agent counsel in connection with due diligence investigations of the Company and its Material Subsidiaries for the periods from their respective dates of incorporation, continuance or amalgamation, as the case may be, to the date of examination thereof are the original minute books and records of the Company and its Material Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Company and its Material Subsidiaries and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Company or its Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records.

(uu) Broker Fees. Other than the Initial Purchasers, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the offering and sale of the Notes.

(vv) Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes in the manner described in the Pricing Disclosure Package and the Offering Memorandum.

(ww) Dividend Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or a Guarantor or from making any other distribution on such subsidiary’s capital stock in each case out of its net income or built up capital, or from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any Guarantor, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(xx) Investment Company Act. Neither the Issuer nor the Guarantors is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(yy) Certain Statements. The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Certain United States Federal Income Tax Considerations,” “Description of Other Indebtedness,” “Exchange Offer; Registration Rights” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(zz) FCPA. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, the Issuer and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Issuer, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aaa) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bbb) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Issuer and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Issuer and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 98.00% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Issuer and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Issuer that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuer, on the basis of the representations, warranties and agreements of the Issuer and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Issuer that they will offer the Notes to Eligible Purchasers at a price initially equal to 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Issuer in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(d) Each of the Initial Purchasers hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Issuer and its counsel deem necessary).

Each of the Initial Purchasers understands that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(g) hereof, counsel to the Issuer and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Shearman & Sterling LLP at 9:00 A.M., New York City time, on August 17, 2010 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Issuer.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:00 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Issuer and the Guarantors. The Issuer and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Issuer and the Guarantors will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) Prior to the sale of Notes and Guarantees hereunder, the Issuer and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised and to which they shall reasonably object after being so advised.

(c) The Issuer and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Issuer or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Issuer and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will, subject to clause (b) above, expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) None of the Issuer nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Issuer will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) For a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum, the Issuer and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company or the Issuer substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company or the Issuer, or sell or grant options, rights or warrants with respect to such debt securities of the Company or the Issuer or securities convertible into or exchangeable for such debt securities of the Company or the Issuer, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company or the Issuer (other than any swap or derivative transaction with respect to the Notes), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or the Issuer or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company or the Issuer substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company or the Issuer, or (iv) publicly announce an offering of any debt securities of the Company or the Issuer substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of the Deutsche Bank Securities Inc., on behalf of the Initial Purchasers, except in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer.

(h) So long as any of the Notes are outstanding, the Issuer and the Guarantors will, furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any) unless such information is publicly available.

(i) The Issuer and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j) The Issuer and the Guarantors agree not to solicit any offer to buy or sell the Notes by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act), or by means of any directed selling efforts (as defined in Rule 902 under the Securities Act and the Commission’s Release No. 33-6863) in the United States in connection with any Notes being offered and sold pursuant to Regulation S under the Securities Act.

(k) The Issuer, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Guarantors in connection with the offering of the Notes.

(l) The Issuer and the Guarantors will use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(m) The Issuer and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Issuer, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(n) The Issuer and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(o) The Issuer and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Issuer and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p) The Issuer will indemnify and hold harmless the Initial Purchasers in their capacities as such against any documentary, stamp or similar issuance tax, including any interest and penalties imposed thereon, on the creation, issuance and sale of the Notes and on the execution and delivery of this Agreement. All payments to be made by the Issuer hereunder shall be made without any withholding or deduction from or through which payment is made for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(q) The Issuer and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and the Guarantors, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Issuer’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith except as otherwise provided herein); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda except as otherwise provided herein); (c) the issuance and delivery by the Issuer of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes, and the Exchange Guarantees; (j) the performance by the Issuer and the Guarantors of their other obligations under this Agreement; (k) all travel expenses (excluding expenses related to chartered aircraft) of each Initial Purchaser and the Issuer’s officers and employees and any other expenses of each Initial Purchaser and the Issuer in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show; provided that any expenses of the Initial Purchasers paid or reimbursed by the Issuer and the Guarantors pursuant to clause (k) of this Section 6 or Section 5(iii) of the underwriting agreement for the Concurrent Equity Offering, but excluding such expenses of the Issuer’s officers and employees and expenses associated with any electronic road show, shall not exceed $50,000; and (l) 50% of all expenses related to aircraft chartered in connection with the road show.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company, the Issuer and the Guarantors contained herein, to the performance by the Issuer and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Issuer on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Shearman & Sterling LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Issuer and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Kirkland & Ellis LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Issuer and the Subsidiary Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit A hereto.

(d) Page, Scrantom, Sprouse, Tucker & Ford, P.C. shall have furnished to the Initial Purchasers its written opinion, as special counsel to the Issuer, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto.

(e) Hammonds LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the UK Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit C hereto.

(f) Goodmans LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Canadian Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit D hereto.

(g) The Initial Purchasers shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Issuer shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Initial Purchasers shall have received from (i) PricewaterhouseCoopers LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (1) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (2) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (3) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings; and (ii) Grant Thornton LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (1) confirming that they are independent public accountants with respect to Cliffstar within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings, and (2) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (3) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings

(i) With respect to the letter of (i) PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “PWC initial letter”), the Issuer shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (1) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (2) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PWC initial letter, and (3) confirming in all material respects the conclusions and findings set forth in the PWC initial letter; and (ii) Grant Thornton LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “GT initial letter”), the Issuer shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (1) confirming that they are independent public accountants with respect to Cliffstar within the meaning of Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings, (2) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the GT initial letter, and (3) confirming in all material respects the conclusions and findings set forth in the GT initial letter.

(j) Neither the Issuer, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Issuer, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Issuer, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(k) The Company, the Issuer and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Issuer and each Guarantor, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representative may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Company, the Issuer and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Issuer has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) They have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum.

(l) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company or the Issuer by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or the Issuer.

(m) The Notes shall be eligible for clearance and settlement through DTC.

(n) The Issuer and the Guarantors shall have executed and delivered a Registration Rights Agreement in form and substance reasonably satisfactory to Deutsche Bank Securities Inc., including all of the provisions described in the Offering Memorandum and such other provisions as are customary for registration rights agreements in similar transactions.

(o) The Issuer, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuer, the Guarantors and the Trustee.

(p) Concurrently with the closing of the offering of the Notes pursuant to this Agreement, the Amended and Restated Credit Agreement shall have been executed and delivered by the parties thereto and the closing conditions thereunder shall have been satisfied, the closing conditions of the Acquisition shall have been satisfied and the closing conditions to the Concurrent Equity Offering shall have been satisfied and the Company shall have received the proceeds from the Concurrent Equity Offering in an aggregate amount, together with any borrowings under the Amended and Restated Credit Agreement, sufficient to pay the purchase price of the Acquired Business.

(q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ, the Toronto Stock Exchange or other exchange, or trading in any securities of the Company or the Issuer on any exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal, state or provincial authorities in the United States or Canada, (iii) the United States or Canada shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or Canada or there shall have been a declaration of a national emergency or war by the United States or Canada, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States or Canada shall be such) or there shall have occurred any calamity or crisis, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representative, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(r) The Company, the Issuer and Purchaser Sub, shall have duly executed and delivered a joinder agreement in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit E hereto.

(s) On or prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) The Issuer and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Issuer or any Guarantor (or based upon any written information furnished by the Issuer or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Issuer or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Issuer (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuer through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Issuer or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Issuer, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Issuer or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuer through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Issuer, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Issuer or any Guarantor under this Section 8, if (i) the Issuer, the Guarantors and the Initial Purchasers shall have so mutually agreed; (ii) the Issuer and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchaser and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Issuer and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Issuer and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Issuer and the Guarantors. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Issuer and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuer shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Issuer shall also be deemed to have been supplied by the Guarantors. The Issuer, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchase with respect to the sale to Eligible Purchasers of the Notes initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Issuer and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the second sentence of the second paragraph and the third paragraph on page ii (with respect to the Initial Purchasers only), the first and second sentences of the eighth paragraph, the first sentence of the ninth paragraph and the second and third sentences of the tenth paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Issuer or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Issuer that they have so arranged for the purchase of such Notes, or the Issuer notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Issuer prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(j), (l) or (q) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Issuer for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason (other than pursuant to clauses (iii) or (iv) of Section 7(q)) permitted under this Agreement, the Issuer and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Issuer and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Issuer and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Debt Capital Markets Syndicate with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner (Fax: (646) 848-7974);

(b) if to the Issuer or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Cott Corporation, 5519 W. Idlewild Avenue, Tampa, Florida 33634, Attention: Jerry Fowden (Fax: (813) 881-1923), with a copy to Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022, Attention: Christian Nagler (Fax: (212) 446-4900);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Deutsche Bank Securities Inc., which address will be supplied to any other party hereto by Deutsche Bank Securities Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Deutsche Bank Securities Inc.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Issuer and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Waiver of Jury Trial. The Issuer, the Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Consent to Jurisdiction. The Parent Guarantor, the UK Guarantors and the Canadian Guarantors irrevocably (i) agree that any legal suit, action or proceeding against the Parent Guarantor, the UK Guarantors or the Canadian Guarantors, as applicable, brought by the Initial Purchasers or by any person who controls the Initial Purchasers arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding and (iii) submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Parent Guarantor, the UK Guarantors and the Canadian Guarantors irrevocably waive any immunity to jurisdiction to which they may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against them arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court. The Parent Guarantor, the UK Guarantors and the Canadian Guarantors have appointed Cott Beverages Inc. as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such legal suit, action or proceeding against the Parent Guarantor, the UK Guarantors or the Canadian Guarantors arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Initial Purchasers or by any

person who controls the Initial Purchasers, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. The Parent Guarantor, the UK Guarantors and the Canadian Guarantors represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Parent Guarantor, the UK Guarantors or the Canadian Guarantors, as applicable, shall be deemed, in every respect, effective service of process upon the Parent Guarantor, the UK Guarantors or the Canadian Guarantors, as applicable.

19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Issuer and the Guarantors will indemnify the Initial Purchasers against any loss incurred by such Initial Purchasers as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Initial Purchasers are able to purchase U.S. dollars with the amount of judgment currency actually received by the Initial Purchasers. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

20. No Fiduciary Duty. The Issuer and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between the Issuer, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Issuer or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Issuer and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Issuer and the Guarantors; and (e) the Issuer and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer and the Guarantors hereby waive any claims that the Issuer and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Issuer, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COTT CORPORATION

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT BEVERAGES INC.

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT HOLDINGS INC.

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT USA CORP.

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT VENDING INC.

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT BEVERAGES LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT RETAIL BRANDS LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT EUROPE TRADING LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT PRIVATE LABEL LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT NELSON (HOLDINGS) LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT (NELSON) LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

INTERIM BCB, LLC

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT USA FINANCE LLC

By	/s/ Kristine Eppes
	Name:	Kristine Eppes
	Title:	Treasurer

CB NEVADA CAPITAL INC.

By	/s/ Kristine Eppes
	Name:	Kristine Eppes
	Title:	Treasurer

156775 CANADA INC.

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

967979 ONTARIO LIMITED

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

804340 ONTARIO LIMITED

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

2011438 ONTARIO LIMITED

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Chief Executive Officer

COTT ACQUISITION LIMITED

By	/s/ Marni Morgan Poe
	Name:	Marni Morgan Poe
	Title:	Director

COTT UK ACQUISITION LIMITED

By	/s/ Marni Morgan Poe
	Name:	Marni Morgan Poe
	Title:	Director

COTT US ACQUISITION LLC

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Director

COTT ACQUISITION LLC

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Director

CAROLINE LLC

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Director

COTT U.S. HOLDINGS LLC

By	/s/ Jerry Fowden
	Name:	Jerry Fowden
	Title:	Director

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ David Lynch
Name: David Lynch
Title: Managing Director

By:	/s/ Nicholas Hayes
Name: Nicholas Hayes
Title: Managing Director

As Representative of the several Initial

Purchasers named in Schedule I hereto.

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	$140,625,000
J.P. Morgan Securities Inc.	$90,000,000
Morgan Stanley & Co. Incorporated	$90,000,000
Barclays Capital Inc.	$27,187,500
Banc of America Securities LLC	$27,187,500

Total	$375,000,000

SCHEDULE II

SUBSIDIARY GUARANTORS

Cott Holdings Inc.

Cott USA Corp.

Cott USA Finance LLC

Cott Vending Inc.

Cott Beverages Limited

Cott Retail Brands Limited

Cott Limited

Cott Europe Trading Limited

Cott Private Label Limited

Cott Nelson (Holdings) Limited

Cott (Nelson) Limited

CB Nevada Capital Inc.

Interim BCB, LLC

156775 Canada Inc.

967979 Ontario Limited

804340 Ontario Limited

2011438 Ontario Limited

Cott Acquisition Limited

Cott UK Acquisition Limited

Cott US Acquisition LLC

Cott Acquisition LLC

Caroline LLC

Cliffstar LLC

SCHEDULE III

COTT BEVERAGES INC.

Pricing Supplement dated August 12, 2010 to the Preliminary Offering Memorandum dated August 4, 2010 of Cott Beverages Inc. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuer	Cott Beverages Inc.

Aggregate Principal Amount	$375,000,000

Title of Securities	8.125% Senior Notes due 2018 (the “Notes”)

Issue Price	100%, plus accrued interest, if any, from August 17, 2010

Coupon	8.125%

Yield Per Annum	8.125%

Gross Proceeds	$375,000,000

Maturity	September 1, 2018

Interest Payment Dates	Semi-annually on September 1 and March 1 of each year, beginning on March 1, 2011

Record Dates	August 15 and February 15

Benchmark	4% UST due August 15, 2018

Benchmark Yield	592 bps

Optional Redemption	On or after September 1, 2014, the Notes will be subject to redemption at any time and from time to time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	104.063%
2015	102.031%
2016 and thereafter	100.000%

In addition, at any time and from time to time prior to September 1, 2014, the Issuer may at its option redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, using a discount rate of Treasuries plus 0.5%.

Optional Redemption with Equity Proceeds	At any time and from time to time before September 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds from certain equity offerings.

Pricing Date	August 12, 2010

Closing and Settlement Date	August 17, 2010 (T+3)

Joint Book-Running Managers	Deutsche Bank Securities Inc. J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated

Co-Managers	Barclays Capital Inc. Banc of America Securities LLC

Format	144A/Regulation S with Registration Rights as set forth in the Preliminary Offering Memorandum

CUSIP/ISIN Numbers	144A CUSIP: 221643 AE9 144A ISIN: US221643AE90 Regulation S CUSIP: U2201W AC3 Regulation S ISIN: USU2201WAC39

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

SCHEDULE IV

A.	Pricing Supplement, substantially in the form of Schedule III hereto.

B.	Electronic roadshow presentation, dated August 2010.